Exhibit C


                           CSW Energy, Inc.
                          Statement of Income
             For the Twelve Months Ended December 31, 1999
                              (Unaudited)
                               ($000's)

                                                              1999

OPERATING REVENUE:
          Electric revenues                                  $95,023
          Thermal revenues                                    30,848
          Equity in Income from energy projects               15,416
          Operating and mantenance contract services           9,179
          Construction contract revenue                       28,883
          Other                                               52,946
                                                            ---------
                  Total operating revenue                    232,295


OPERATING EXPENSES:
          Fuel                                                67,047
          Operating, maintnance and supplies                  16,377
          Depreciation and amortization                        7,279
          Salaries, wages and benefits                        10,848
          Construction contract expenses                      23,624
          General and administrative                          13,277
          Operating and maintenance contract services          5,062
                                                            ---------
                  Total operating expenses                   143,514

INCOME FROM OPERATIONS                                        88,781

OTHER INCOME (EXPENSE)
          Interest income                                     17,605
          Interest expense                                   (17,618)
          Other, net                                          (4,814)
                                                            ---------
                  Total other (expense)                       (4,827)

INCOME  BEFORE INCOME TAXES                                   83,954

PROVISION  FOR INCOME TAXES                                   34,362
                                                            ---------

           Net income before change in accounting principle   49,592

EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                         117
                                                            ---------

           Net income                                        $49,475
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